UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2021

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock (Par Value $0.01)	MGM	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CRF 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 13, 2021, MGM Resorts International (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with HR Nevada, LLC, a Delaware limited liability company (“Hard Rock”) to sell all of the equity interests (the “Interests”) of The Mirage Casino-Hotel, LLC (the “Mirage”) to Hard Rock.

Upon the terms and subject to the conditions set forth in the Purchase Agreement, the Company will sell all of the Interests for cash consideration of $1.075 billion subject to certain purchase price adjustments. Upon the consummation of the transaction, the Mirage will become a wholly-owned subsidiary of Seminole Hard Rock International, LLC. Pursuant to the Purchase Agreement, Hard Rock is obligated to use its reasonable best efforts to obtain the requisite antitrust and gaming regulatory approvals. The Purchase Agreement may be terminated by either party if the Closing has not occurred on or before December 13, 2022, which date may be extended by either party to March 13, 2023 under certain circumstances. The Purchase Agreement contemplates a reverse termination fee of $322.5 million that is payable by Hard Rock to the Company in the event that the parties are unable to obtain antitrust or gaming regulatory approval. The transaction is expected to close during the second half of 2022, subject to customary closing conditions, including the consummation or termination of the pending transaction between MGM Growth Properties LLC and VICI Properties Inc. (the “MGP/VICI Transaction”). Upon closing, the master lease between the Company and VICI Properties Inc. (or MGM Growth Properties LLC in the event that the MGP/VICI Transaction is terminated) will be amended to reflect a reduction of $90 million in annual cash rent.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of the specific date (or dates) set forth therein and were solely for the benefit of the parties to such agreement and are subject to certain limitations as agreed upon by the contracting parties. In addition, the representations, warranties and covenants contained in the Purchase Agreement may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of the Purchase Agreement and should not rely on the representations, warranties and covenants contained therein, or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Company or any other parties thereto.

This description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement attached hereto as Exhibit 2.1. Exhibits and schedules that have been excluded from the text of the Purchase Agreement attached hereto will be supplementally furnished to the Securities and Exchange Commission upon request.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

Exhibit No.	Description

2.1	Purchase Agreement by and between MGM Resorts International and HR Nevada, LLC, dated as of December 13, 2021*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. MGM Resorts International agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2021

MGM Resorts International

By:	/s/ Jessica Cunningham
Name: Jessica Cunningham Title: Senior Vice President, Legal Counsel and Assistant Secretary